EXHIBIT 10.16
TOMOTHERAPY INCORPORATED
INCENTIVE STOCK OPTION PLAN
     1. Purpose. The purpose of the TomoTherapy Incorporated Incentive Stock Option Plan (the “Plan”) is to encourage certain employees of TomoTherapy Incorporated (the “Corporation”) to acquire or increase their stock ownership in the Corporation, to provide an incentive to such employees to promote the financial success of the Corporation, and to enable the Corporation to attract and retain personnel necessary for continued growth and profitability.
     2. Effective Date and Term of Plan. The Plan shall be effective as of the date adopted by the Board of Directors and shall continue for a period of ten years thereafter unless sooner terminated as provided in Paragraph 18.
     3. Approval of Shareholders. The Plan is subject to the approval of holders of a majority of all of the outstanding voting shares of the Corporation. If it is not so approved on or before one year after the date of adoption of the Plan by the Board of Directors, the Plan shall not come into effect and any options granted pursuant to the Plan shall be deemed cancelled. No option may be exercised prior to approval of the Plan by the shareholders.
     4. Stock Subject to Plan. Only Common Stock, with $.01 par value per share, of the Corporation (“Common Stock”) may be issued pursuant to options granted under this Plan. The maximum number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the Plan (“Options”) is Eleven Thousand Nine Hundred Sixty-seven (11,967) shares, subject to any adjustments provided in Paragraph 17. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for further grants under the Plan.
     5. Administration. The Plan shall be administered by the committee described in Paragraph 6 (the “Committee”). Subject to the express provisions of the Plan, the Committee shall have complete authority in its discretion, to determine those employees (“Participants”) to whom Options shall be granted, the option price, the option periods and the number of shares to be subject to each Option. Subject to the express provisions of the Plan, the Committee shall also have the authority in its discretion to prescribe the time or times at which Options may be exercised, the limitations upon the exercise of Options (including limitations effective upon the death, disability or termination of employment of any Participant) and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of Options. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Corporation and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine whether the shares delivered upon exercise of Options will be treasury shares or will be authorized but previously unissued shares and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this paragraph shall be conclusive.
     6. Committee. The Committee shall consist of not less than three members of the Board of Directors who are not eligible, and have not at any time within one year prior to appointment to the Committee been eligible, to receive options under the Plan or any other plan of the Corporation entitling participants therein to acquire stock or stock options of the Corporation. The Committee shall be appointed from time to time by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may hold meetings by use of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.
     7. Eligibility. An Option may be granted under the Plan to any employee of the Corporation, and of its present and future subsidiaries, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (“Subsidiaries”). The foregoing notwithstanding, members of the Committee shall not, while serving as members of the Committee, be eligible to receive Options.
     8. Option Price. The option price per share will be determined by the Committee at the time each Option is granted, but shall not be less than 100% of the fair market value, as determined by the Committee, of a share of Common Stock on the date of grant. If such Option is granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation on the date of the grant, the option price per share shall not be less than 110% of its fair market value.
     9. Option Periods. The term of each Option will be for such period not exceeding ten years from the date of grant, as the Committee shall determine; provided, however, that if such Option is granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation on the date of the grant, the term of such Option shall not exceed five years from the date of grant. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify. Each Option shall be subject to earlier termination as described under Paragraphs 14 and 18.

     10. Exercise of Options. Each Option may be exercised at any time during the option period for such Option (subject to the restrictions in this paragraph, in Paragraph 14 and in the agreements referred to in Paragraph 15) by written notice delivered to an officer of the Corporation, stating the number of shares with respect to which the Option is being exercised. No partial exercise of such Option may be for less than one full share. In no event shall the Company be required to transfer fractional Shares to the Participant.
     11. Payment for Shares. Within five (5) business days following the date of exercise, the Participant shall make full payment of the option price (i) in cash; (ii) with the consent of the Committee, by tendering previously acquired shares of Common Stock (valued at their fair market value, as determined by the Committee, as of the date of exercise); or (iii) any combination of (i) and (ii). Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire option price for the shares so purchased, certificates for such shares shall be delivered to the Participant. Such certificates shall bear a legend on the reverse side reflecting the transfer restrictions described in Paragraph 12.
     12. Transfer Restrictions. Shares of common stock purchased under the Plan are governed by, and may not be sold or otherwise disposed of except in compliance with (i) the Corporation’s Bylaws and (ii) the registration requirements of the Securities Act of 1933 and any applicable state securities laws (unless such transaction is, in the opinion of counsel for the Corporation, exempt from registration under such Act and laws). The transferability of such shares shall also be subject to the restrictions contained in a shareholder agreement that, among other restrictions, will grant the Company the right to repurchase the shares under certain circumstances, including termination of employment. The Participant shall execute such a document in the form required by the Company on the dates shares are issued to Participant and the Participant agrees to execute such shareholder agreement and be bound by its terms.
     13. Maximum Per Participant. The aggregate fair market value, as determined by the Committee, of the stock for which options held by a Participant are exercisable for the first time under the Plan or other options granted to the Participant under any plan of the Corporation or any Subsidiary during any calendar year shall not exceed $100,000. For purposes of this paragraph, the fair market value of stock subject to an Option or other Incentive Stock Option shall be determined as of the date the Option or other Incentive Stock Option, as the case may be, is granted.
     14. Termination of Employment. If termination of employment results from the deliberate, willful or gross misconduct of a Participant or the Participant’s unreasonable neglect of or refusal to perform Participant’s duties or responsibilities, then the Option may not be exercised and all of the Participant’s rights in the Option shall be forfeited upon termination. If termination of employment results from the disability of a Participant within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, any Option may be exercised at any time within six months after such termination of employment, but in no event beyond the option period. If termination of employment results from the death of a Participant, the personal representative of the Participant’s estate, or a person who by bequest, inheritance, or otherwise by reason of the Participant’s death, acquired the right to exercise the Option, may exercise any Option at any time within six (6) months after the death of such Participant, but in no event beyond the option period. The Committee may impose additional restrictions upon the exercise of Options after termination of employment, including prohibition of such exercise.
     15. Agreements. Options granted pursuant to the Plan shall be evidenced by stock option agreements in such form as the Committee shall from time to time adopt.
     16. Nontransferability of Options. Options under the Plan are not transferable by a Participant other than by will or the laws of descent or distribution, and may be exercised during the lifetime of a Participant only by such Participant.
     17. Adjustment of Number of Shares. In the event of any change in the outstanding Common Stock of the Corporation by reason of stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the Committee shall, consistent with such change, appropriately adjust the number and kind of shares which thereafter may be optioned and sold under the Plan, the number and kind of shares under option in outstanding stock option agreements and the purchase price per share thereof. The determination of the Committee as to any such adjustment shall be final and conclusive. No adjustment or substitution provided for in this paragraph shall require the Corporation to sell a fractional share and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.
     18. Amendment, Suspension or Termination. The Board of Directors, without further approval of the shareholders, may from time to time amend, suspend or terminate the Plan in such respects as the Board may deem advisable, provided, however, that no amendment shall become effective without prior approval of the shareholders which would (i) increase the aggregate number of shares which may be issued pursuant to Options granted under the Plan, except as permitted under Paragraph 17; (ii) permit the granting of options to anyone other than an employee of the Corporation or a Subsidiary or to a member of the Committee; (iii) decrease the minimum option prices; (iv) increase the maximum option periods; (v) increase the maximum per Participant set in Paragraph 13; or (vi) extend the term of the Plan. No amendment shall, without a Participant’s consent, alter or impair any of the rights or obligations under any Option theretofore granted to the Participant.

     Dated as of the 8 February, 1999.

TOMOTHERAPY INCORPORATED
By:	s/ Paul J. Reckwerdt
Paul J. Reckwerdt, President

Attest:

#43697v1

TOMOTHERAPY INCORPORATED
STOCK OPTION AGREEMENT
(Incentive Stock Option)
     This Stock Option Agreement (this “Agreement”) is made as of_____199___, by and between TomoTherapy Incorporated (the “Company”) and _______(the “Participant”).
Background
     The Company has adopted the TomoTherapy Incorporated Incentive Stock Option Plan (the “Plan”) to encourage certain employees of the Company to acquire or increase their stock ownership in the Company, to provide an incentive to such individuals to promote the financial success of the Company, and to enable the Company to attract and retain personnel necessary for continued growth and profitability. Terms not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.
     The Participant is an employee of the Company, and the Company considers it desirable and in its best interests to grant the Participant an option to purchase shares of the common stock, par value $0.01, of the Company (“Common Stock”).
     The option granted under this Agreement is intended by the parties to be, and shall be treated as, an “Incentive Stock Option” as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).
Agreement
     In consideration of the mutual covenants set forth below, it is agreed as follows:
     1. Grant of Option. The Company hereby grants the Participant the option (the “Option”) to purchase up to        shares of the Common Stock of the Company (the “Option Shares”), subject to the terms and conditions of this Agreement.
     2. Option Price. The purchase price for the Option Shares shall be $       per share, which is the fair market value of the shares on the date of this Agreement (the “Option Price”).
     3. Term of the Option & Vesting.
      (a) In all events, if the Option is not terminated earlier pursuant to the provisions of Sections 8 or 10(b), below, the Option shall expire and all of the Participant’s rights under the Option shall terminate as of 5 p.m. Central Time on the tenth (10th) anniversary of the date of this Agreement (the “Option Termination Date”).

Tomo Therapy Incorporated	Stock Option Agreement
      (b) Subject to the accelerated vesting provided in Sections 3(c) and 10(b), below, and subject to the limitations and termination provisions of Sections 7 and 8, below, the Option shall vest, and the Participant shall have the right to exercise the Option with respect to such vested Option Shares, according to the following schedule:
     (i) Twenty-five percent (25%) of the Option Shares shall vest as of the date of this Agreement [or such other date after the grant date as the Committee may approve]; and,
     (ii) An additional twenty-five (25%) of the Option Shares shall vest thereafter on [insert 2nd vesting date, whether 1 year after date of agreement or some other date] and on each of the subsequent two (2) annual anniversaries of such date, provided that as of each such date the Participant continues to be an employee of the Company.
      (c) Notwithstanding the foregoing vesting schedule in Section 3(b), above, all of the Option Shares shall vest and the Participant shall have the right to exercise the Option to purchase all of the Option Shares, including those Option Shares that would otherwise be unvested, upon the occurrence of any of the following:
     (i) the Participant’s Involuntary Termination within the period commencing three (3) months prior to and ending twelve (12) months after a Change in Control, as those terms are defined in Sections 3(d) and 3(e), respectively, below;
     (ii) the Participant’s death; or
     (iii) the Participant’s Disability, as defined in Section 3(f), below.
      (d) For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following after the date of this Agreement:
     (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, other than in a private financing transaction approved by the Board of Directors;
     (ii) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the outstanding capital stock, other than to an affiliate of the Company as determined by the Board of Directors of the Company;
     (iii) a merger or consolidation in which the Company is a party and in which the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction; or

Tomo Therapy Incorporated	Stock Option Agreement
     (iv) the sale or disposition by the Company of all or substantially all the Company’s assets.
      (e) For purposes of this Section 3 of this Agreement, the term “Involuntary Termination” shall mean the occurrence of any of the following:
     (i) any termination by the Company of the Participant’s employment that is effected for any reason other than death, Disability, as defined below, or one or more of the reasons set forth in Section 8(b), below;
     (ii) without the Participant’s express written consent, a material reduction by the Company in the base compensation or overall employee benefits package of the Participant as in effect immediately prior to such reduction; or
     (iii) without the Participant’s express written consent, the relocation of the Participant to a facility or a location more than 50 miles from the Participant’s then present location.
      (f) For purposes of this Agreement, the term “Disability” shall mean that the Participant is deemed by the Company to be permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, as such Section may be amended or otherwise modified from time to time and which currently provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. The Participant shall not be considered to have a Disability within the meaning of this Section 3(f) unless the Participant furnishes proof of such physical or mental impairment, in such form and at such times as the Company may require.
     4. Method of Exercise. Subject to the limitations in Sections 3 and 7 and the termination provisions of Sections 8 and 10(b), below, that portion of the Option that is vested may be exercised at any time from the date of this Agreement until 5 p.m. Central Time on the Option Termination Date, as defined in Section 3(a), above, by delivery of the Exercise Notice attached to this Agreement as Exhibit A to an officer of the Company stating the number of Option Shares with respect to which the Option is being exercised. No partial exercise of such Option may be for less than one (1) full share and in no event shall the Company be required to transfer fractional shares to the Participant.
     5. Payment for Option Shares. Within five (5) business days of the Company’s receipt of the Exercise Notice, the Participant shall make full payment of the Option Price (i) in cash; (ii) if permitted by the Committee, by means of tendering shares of Common Stock valued at fair market value on the date of exercise, as determined by the Committee; or (iii) any combination of (i) and (ii). Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon the Company’s receipt of (a) full payment of the aggregate Option Price for the Option Shares so purchased, (b) a fully executed

Tomo Therapy Incorporated	Stock Option Agreement
copy of the shareholder agreement as provided in Section 6, below, and (c) satisfactory proof of the Participant’s payment of any income or employment tax withholding obligations, if any, as provided in Section 11, below, certificates for such shares shall be delivered to the Participant. If within five (5) business days of the Company’s receipt of the Exercise Notice, the Company does not receive full payment of the aggregate Option Price for the Option Shares being purchased, or an executed copy of the shareholder agreement required by Section 6, or satisfactory proof that the Participant has satisfied the withholding obligations set forth in Section 11, the Exercise Notice will be deemed null and void, the Company shall not be obligated to deliver a certificate for the Option Shares described in the Exercise Notice, and the Company shall have no further obligation with respect to the Exercise Notice or the Option Shares described therein.
     6. Transfer Restrictions and Obligation to Execute Shareholder Agreement. Upon exercise, in full or in part, of the Option and the issuance of any of the Option Shares, such Option Shares shall be subject to restrictions on transfer, and the Company will be granted the right to repurchase the issued Option Shares under certain circumstances, including termination of employment, all as set forth in a shareholder agreement in the form required by the Company as of the first date that Option Shares are issued to the Participant hereunder. As a condition to the Participant’s right to exercise the Option, in part or in full, the Participant agrees to execute and deliver such shareholder agreement as of the date the Participant first exercises the Option, whether in full or in part, and be bound by the terms of such agreement.
     7. Limitations.
       (a) The aggregate fair market value (determined by the Committee as of the date the Option is granted) of any Option Shares that become exercisable for the first time by the Participant during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be established from time to time by the Code.
      (b) The Participant agrees to satisfy all applicable federal, state, and local income and employment tax withholding obligations or other taxes, if any, that may be incurred at any time in connection with the Participant’s receipt or exercise of the Option and any subsequent sale or other disposition of any of the Option Shares.
     8. Termination.
      (a) In all events, the Option shall expire and all of the Participant’s rights thereunder shall terminate not later than the Option Termination Date, as defined in Section 3(a), above. Except as expressly provided otherwise in subsections (b) through (d) of this Section 8, if the employment of the Participant terminates, then all of the unvested portion of the Option shall terminate immediately and that portion of the Option that is vested but unexercised shall terminate as of 5 p.m. Central Time upon the earlier of (i) the date three (3) months after the date of the Participant’s termination of employment with the Company, or (ii) the Option Termination Date. To the extent the Participant fails to exercise the vested portion of the Option prior to the time and date specified in the preceding sentence, the Option terminates and all rights of the Participant with respect to the Option are forfeited.

Tomo Therapy Incorporated	Stock Option Agreement
      (b) If termination of employment results from the deliberate, willful, or gross misconduct of a Participant or the Participant’s unreasonable neglect of or refusal to perform the Participant’s duties or responsibilities, then the Option, or that portion of it that remains unexercised as of the date of Participant’s termination, may not be exercised and all of the Participant’s rights in the Option shall be forfeited as of date of the Participant’s termination.
      (c) If termination of employment results from the Disability, as defined in Section 3(f), above, of the Participant, the Option may be exercised at any time within twelve (12) months after such termination of employment, but in no event beyond the Option Termination Date. The Option may be exercised by, and upon such exercise the Option Shares issued to, the Participant if legally competent or a legally designated guardian or representative of the Participant if the Participant is legally incompetent as a result of such Disability.
      (d) If termination of employment results from the death of the Participant, the personal representative of the Participant’s estate, or a person who by bequest, inheritance, or otherwise by reason of the Participant’s death acquired the right to exercise the Option, may exercise the Option at any time within twelve (12) months after the death of the Participant, but in no event beyond the Option Termination Date.
     9. Nontransferability of Option. The Option granted hereunder is not transferable by the Participant other than by will or the laws of descent or distribution, and, except as provided in Section 8(c), above, may be exercised during the lifetime of the Participant only by the Participant.
     10. Adjustments Upon Changes in Capitalization, Merger, or Asset Sale.
      (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Option Shares subject to the Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted (or which have been returned to the Plan upon cancellation or expiration of an Option), and the Option Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No adjustment shall require the Company to issue or sell a fractional share and the total adjustment shall be limited accordingly. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or the Option Price.
      (b) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or other business entity, or the sale of substantially all of the assets of the Company, the Option shall be assumed, as described below, by the successor entity or its

Tomo Therapy Incorporated	Stock Option Agreement
parent or subsidiary (in either case, the “Successor”) by substitution of an equivalent option or right. If the Successor refuses or otherwise fails to assume the Option, (i) the Participant shall immediately vest in and have the right to exercise the Option as to all of the Option Shares, including those Option Shares as to which the Participant would not otherwise be vested or have the right to exercise; and (ii) the Option shall be exercisable as to all Option Shares for a period of fifteen (15) days from the date the Committee gives written notice to the Participant stating that a substituted option or right will not be issued by or on behalf of the Successor and that the Option is therefore immediately vested and exercisable as to all Option Shares for fifteen (15) days under this Section 10(b). The Committee’s notice to the Participant under this Section 10(b) shall be given not less than fifteen (15) days prior to the closing of such merger or asset sale. If the Option is not fully exercised within the fifteen (15) day exercise period provided under this Section 10(b), the Option and all rights of the Participant thereunder will terminate. For purposes of this Section 10(b), the Option shall be considered assumed if, following the merger or sale of assets, the equivalent option or substituted right confers the right to purchase or receive, for each Option Share subject to the Option on the effective date of the transaction, the same consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor entity or its parent or subsidiary, the Committee may, with the consent of the Successor, provide for the consideration to be received upon the exercise of the Option, for each Option Share, to be solely common stock of the successor entity or its parent or subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets. No such substitution shall require the Company, the successor entity, or its parent or subsidiary to issue or sell a fractional share and the total substitution shall be limited accordingly.
     11. Tax Consequences. Some of the federal tax consequences relating to the exercise of this Option or the disposition of the Option Shares, as of the date of this Agreement, are set forth below. This Summary is not complete, and the tax laws and regulations are subject to change. The Participant should consult a tax advisor before exercising this Option or disposing of any of the Option Shares.
      (a) Exercise of Incentive Stock Option. If this Option qualifies as an Incentive Stock Option under the Code, the Participant will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Option Shares on the date of exercise over their aggregate Option Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Participant to alternative minimum tax in the year of exercise. In addition, after the date of this Agreement, the Code and/or the regulations thereunder may be amended so as to require the Participant to pay, and the Company to withhold, employment taxes on the excess, if any, of the fair market value of the Option Shares on the date of exercise over their aggregate Option Price.
      (b) Disposition of Option Shares. If Option Shares acquired pursuant to exercise of the Option are held by the Participant until the later of one year from the date of their acquisition or the second anniversary of this Agreement, any gain realized by the Participant on the subsequent sale of such Option Shares will be treated as long term capital gain for federal

Tomo Therapy Incorporated	Stock Option Agreement
income tax purposes. Conversely, if any Option Shares are sold either within one year of their acquisition or prior to the second anniversary of this Agreement, any gain realized by the Participant on such sale will be treated as compensation income (taxable at ordinary income tax rates) to the extent of the difference between the aggregate Option Price and the lesser of (i) the fair market value of such Option Shares on the date of exercise, or (ii) the sale price of such Option Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the Option Shares were held.
      (c) Notice of Disqualifying Disposition of Option Shares. If the Participant sells or otherwise disposes of any of the Option Shares acquired pursuant to exercise of that portion of this Option that qualifies as an Incentive Stock Option before the later of (i) one year after the exercise date, or (ii) the second anniversary of this Agreement, the Participant shall immediately notify the Company in writing of such disposition. The Participant acknowledges that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of the Option Shares by payment in cash or out of the current earnings paid to the Participant.
     12. Binding Effect. This Agreement shall be construed in accordance with the provisions of the Plan as implemented from time to time by the Committee and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.
     13. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Wisconsin.
     14. Notices. The Exercise Notice, in the form attached hereto, shall only be considered given by the Participant and received by the Company when actually received by an officer of the Company along with (a) full payment for the Option Shares being purchased thereby, (b) a fully executed copy of the shareholder agreement required under Section 6, above, and (c) the Participant’s satisfaction of any income or employment tax withholding obligations, as required by Sections 5, 7, and 11, above. Any other notice or other communication required or permitted to be given under the terms of this Agreement shall be in writing and shall be considered to be given and received in all respects (i) when personally delivered to a party, (ii) on the next business day following the date on which it is sent via reputable overnight courier service; (iii) five (5) days after being sent by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) when transmitted by fax if confirmation of receipt is printed on the sending fax machine. Any notice to the Participant shall be addressed to that address last appearing on the Company’s records. Any notice to the Company shall be addressed to the Company’s Chief Executive Officer at the Company’s then principal place of business.
     15. No Continuing Rights. This Agreement shall not confer upon the Participant any right with respect to continuation of employment by the Company, alter the Participant’s at-will employment status, or interfere in any way with the right of the Company to terminate the Participant’s employment to the Company at any time with or without notice, except as may otherwise be provided in any other written agreement between the Participant and the Company.

Tomo Therapy Incorporated	Stock Option Agreement
     In Witness Whereof, the parties have signed this Agreement as of the date first above written.

TOMOTHERAPY INCORPORATED
By:
Paul Reckwerdt, President

     The undersigned Participant hereby accepts the foregoing Option and agrees to the terms and conditions of this Incentive Stock Option Agreement and of the Plan.

PARTICIPANT:

Name:

TomoTherapy Incorporated — Incentive Stock Option Plan — Exhibit A
EXERCISE NOTICE
     1. Exercise of Option. Effective as of today,         , 20   , the undersigned (the “Participant”) hereby elects to exercise the Participant’s option (the “Option”) to purchase _____shares of the Common Stock (the “Shares”) of TomoTherapy Incorporated (the “Company”) under and pursuant to the Company’s Incentive Stock Option Plan (the “Plan”) and the Participant’s Stock Option Agreement with the Company dated         (the “Option Agreement”).
     2. Representations of the Participant. The Participant acknowledges that the Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. The Participant also acknowledges that as a condition of exercise, the Participant agrees to execute and be bound by a shareholder agreement that places restrictions on transfer of the Shares and grants the Company the right to repurchase the Shares upon the occurrence of certain events, including termination of employment (the “Shareholder Agreement”).
     3. Rights as Shareholder. Until (a) the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and delivered to the Participant, and (b) the Shareholder Agreement is executed and delivered by the Participant, no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue and deliver (or cause to be issued and delivered) such stock certificate promptly after the Option is exercised and the Shareholder Agreement is executed and delivered to the Company.
     Thereafter, the Participant shall enjoy rights as a shareholder until such time as the Participant disposes of the Shares or the Company and/or its assignee(s) exercises its right of first refusal or the repurchase rights contained in the Shareholder Agreement. Upon such exercise, the Participant shall have no further rights as a holder of the Shares except the right to receive payment for the Shares so purchased in accordance with the provisions of the Shareholder Agreement, and the Participant shall cause the certificate(s) evidencing the Shares to be surrendered to the Company for transfer or cancellation.
     4. Delivery of Payment. The Participant shall deliver payment of the aggregate Option Price for the Shares to the Company with this Exercise Notice.
     5. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.
     6. Taxes. The Participant agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations, if any, incurred as a result of this exercise and shall have either (a) delivered to the Company with this Exercise Notice the full amount of

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TomoTherapy Incorporate Incentive Stock Option Plan-Exercise Notice
such obligations, or (b) made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Participant also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the date of the Option Agreement or within one (1) year from the date such Shares were purchased by the Participant. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Participant agrees to satisfy the amount of such withholding in a manner that the Committee prescribes.
     7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Participant or by the Company to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all persons.
     8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
     9. Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Wisconsin. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and enforceable.
     10. Notices. Any notice required under Section 6, above, shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Company at its then principal place of business. The Participant acknowledges, however, that this Exercise Notice is not effective until actually received by an officer of the Company pursuant to Section 14 of the Option Agreement.
     11. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Submitted by:	Accepted by:
PARTICIPANT	TomoTherapy Incorporated

By:

(Signature)	Its:

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